UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

Strategic Hotels & Resorts, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-32223 (Commission File Number)	33-1082757 (IRS Employer Identification No.)

200 West Madison Street, Suite 1700
Chicago, Illinois 60606
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (312) 658-5000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.
As previously disclosed, on December 12, 2013, certain direct and indirect wholly-owned subsidiaries of Strategic Hotel Funding, L.L.C., the operating company of Strategic Hotels & Resorts, Inc. (the “Company”), entered into a purchase and sale agreement with affiliates of Cascade Investment, L.L.C. (“Cascade”) pursuant to which the Company agreed to sell the Four Seasons Punta Mita Resort and an adjacent 48-acre land parcel commonly referred to as La Solana in a negotiated transaction for $200 million subject to certain working capital adjustments (the “Disposition”). On February 28, 2014, the Disposition closed. Cascade beneficially owned approximately 6.4% of the Company’s common stock as of the closing date.
Item 7.01    Regulation FD Disclosure.
A copy of the press release announcing the closing of the Disposition is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.
Item 9.01    Financial Statements and Exhibits.
(b)     Pro forma financial information.
Filed as Exhibit 99.2 hereto is the unaudited pro forma consolidated balance sheet of the Company as of December 31, 2013 and the unaudited pro forma consolidated statement of operations of the Company for the year ended December 31, 2013.
(d)    Exhibits.

Exhibit Number	Description
99.1	Press release dated February 28, 2014
99.2	Unaudited pro forma financial information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC HOTELS & RESORTS, INC.

March 6, 2014	By:	/s/ Paula C. Maggio
	Name:	Paula C. Maggio
	Title:	Executive Vice President, General Counsel & Secretary